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                                                                Exhibit No. 15





May 10, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Ladies and Gentlemen:

We are aware that Calgon Carbon Corporation has included our report dated
May 10, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectuses constituting part of its Registration Statements on Forms S-8 (No. 33-34019 and No. 333-01019). We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,




Price Waterhouse LLP